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Exhibit 10.10

WARRANT AGREEMENT

between

PHAGE THERAPEUTICS INTERNATIONAL INC.

and

INTERWEST TRANSFER COMPANY, INC.

Dated as of October 23, 2000

    THIS AGREEMENT, dated as of October 23, 2000, is between Phage Therapeutics International Inc., a Florida corporation, having a principal place of business located at 19017 120th Avenue NE, Suite 102, Bothell, Washington 98011 ("Phage" or the "Company"), and Interwest Transfer Agency, Inc., a transfer company registered by the Securities and Exchange Commission having a principal place of business located at 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117 (the "Warrant Agent", and collectively with Phage referred to as the "Parties").

    The Company, has or will issue and sell to public investors up to 4,285,714 Units ("Units") which will be subject to this Agreement. Each Unit consists of one share of Common Stock of the Company with a par value of $0.001 per share ("Common Stock") and Common Stock purchase warrant (collectively, the "Warrants"). For every one and a half Warrants will entitle the holder to acquire one additional share of Commons Stock of Phage at an exercise price of $0.70 per share, on the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement. All sums are in US currency.

    The Company wishes to hire the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Warrants to be issued under this Agreement (the "Warrant Certificates") and the exercise of the Warrants;

    The Company and the Warrant Agent wish to enter into this Agreement to establish the terms and conditions of the Warrants and the rights of the holders ("Warrant Holders") and to establish the respective rights and obligations of the Company and the Warrant Agent. Each Warrant Holder is an intended beneficiary of this Agreement.

    NOW, in consideration of the premises and the mutual agreements set forth, the parties agree as follows:

SECTION 1. APPOINTMENT OF WARRANT AGENT

    The Company appoints the Warrant Agent to act as agent for the Company under the instructions contained in this Agreement and the Warrant Agent accepts this appointment.

SECTION 2. DATE, DENOMINATION AND EXECUTION OF WARRANT CERTIFICATES

    The Warrant Certificates (and the Form of Election to Purchase and the Form of Assignment) will be in registered form only and be similar to either Exhibit A, and may have letters, numbers or other marks of identification or designation and legends, summaries or endorsements printed, lithographed or engraved as the Company may consider appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation, or with any rule or regulation of any stock exchange on which the Common Stock or the Warrants may be listed or any automated quotation system, or to conform to usage. Each Warrant Certificate will entitle the registered holder, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase, on or before the close of business on August 15, 2001 for Series One Warrants (the "First Expiration Date"), and on or before the close of business on January 15, 2002 for Series Two Warrants, unless the Series One Warrants were not exercised by August 15, 2001, which in that case, the Series Two Warrants expire as of August 15, 2001, (the "Second Expiration Date"), one fully paid and non-assessable share of Common Stock for each one and a half Warrants evidenced by the Warrant Certificate, subject to adjustments as provided in Sections 6, for $0.70 per share. Each Warrant Certificate issued as a part of a Unit offered to the public as described in the recitals, above, will be dated April 18, 2001; each other Warrant Certificate will be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if the instructions specify another date.

    For purposes of this Agreement, the term "close of business" on any given date will mean 5:00 p.m., Pacific Standard Time; provided, however, that if the date is not a business day, it will mean 5:00 p.m., Pacific Standard Time, on the next succeeding business day. For purposes of this Agreement, the term "business day" will mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Washington are authorized or obligated by law to be closed.

    Each Warrant Certificate will be executed on behalf of the Company by two officers of the Company. Each Warrant Certificate will be manually countersigned by the Warrant Agent and will not be valid for any purpose unless it has been countersigned by the Warrant Agent.

SECTION 3. SUBSEQUENT ISSUE OF WARRANT CERTIFICATES

    Subsequent to their original issuance, no Warrant Certificates will be reissued except:

(A)
Warrant Certificates issued on transfer thereof under Section 4,

(B)
Warrant Certificates issued on any combination, split-up or exchange of Warrant Certificates under Section 4,

(C)
Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates under Section 5,

(D)
Warrant Certificates issued on the partial exercise of Warrant Certificates under Section 7, and

(E)
Warrant Certificates issued to reflect any adjustment or change in the Relevant Exercise Price or the number or kind of shares purchasable thereunder under Section 22. The Warrant Agent is irrevocably authorized to countersign and deliver, under the provisions of Sections 4, 5, 7 and 22, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for this purpose.

SECTION 4. TRANSFERS AND EXCHANGES OF WARRANT CERTIFICATES

    The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued hereunder. The registers will show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each Warrant Certificate.

    The Warrant Agent will, from time to time, register the transfer of any outstanding Warrants on the books to be maintained by the Warrant Agent for that purpose, on surrender of the Warrant Certificate evidencing the Warrants, with the Form of Assignment duly filled in and executed with the signature guaranteed by a banking institution or NASD member and the supporting documentation as the Warrant Agent or the Company may reasonably require, to the Warrant Agent at its stock transfer office in Salt Lake City, Utah at any time on or before the Expiration Date, and on payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payment of the amount of the tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

    On receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent will promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to the transferee; provided, however, that in case the registered holder of any Warrant Certificate will elect to transfer fewer than all of the Warrants evidenced by the Warrant Certificate, the Warrant Agent in addition will promptly countersign and deliver to the registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

    Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the number of Warrants, on surrender of the Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date of the Warrant Certificate and prior to the close of business on the Expiration Date. The Warrant Agent will promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate under this Section.

SECTION 5. MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES

    The Warrant Agent will deliver a new Warrant Certificate for the number of Warrants to a Warrant Holder who provides the Company and the Warrant Agent evidence of the loss, theft, destruction or mutilation of any Warrant Certificate. The Warrant Holder will be required to provide the Company and Warrant Agent with standard indemnity or security and reimburse them of all reasonable expenses associated with the replacement of any Warrant Certificate which has been lost, stolen or destroyed. The Warrant Holder must surrender and agree to the cancellation of any Warrant Certificate which is being replaced because of mutilation.

SECTION 6. ADJUSTMENTS OF NUMBER AND KIND OF SHARES PURCHASABLE AND EXERCISE PRICE

    The number and kind of securities or other property purchasable on exercise of a Warrant will be subject to adjustment from time to time on the occurrence, after the date, of any of the following events:

A.
In case the Company (1) pays a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivides its outstanding shares of Common Stock into a greater number of the shares or (3) combines its outstanding shares of Common Stock into a smaller number of the shares, the total number of shares of Common Stock purchasable on the exercise of each Warrant outstanding immediately prior will be adjusted so that the holder of any Warrant Certificate surrendered for exercise will be entitled to receive at the aggregate Relevant Exercise Price the number of shares of capital stock (of one or more classes) which the holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had the Warrant been exercised in full immediately prior to the record date of this event. Any adjustment made under this Subsection will, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made under this Subsection, the holder of any Warrant Certificate thereafter surrendered for exercise will become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination will be conclusive and will be evidenced by a Board resolution filed with the Warrant Agent) will determine the allocation of the adjusted Relevant Exercise Price between or among shares of the classes of capital stock.

B.
On a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection A. above or Subsection E. below), any Warrant Holder, on exercise of Warrants, will be entitled to receive, in substitution for the Common Stock to which he would have become entitled on exercise immediately prior to the reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the aggregate Relevant Exercise Price on the reorganization or reclassification if the

  Warrants had been exercised immediately prior to the record date of this event; and in any case, appropriate provision (as determined by the Board of Directors of the Company, whose determination will be conclusive and will be evidenced by a certified Board resolution filed with the Warrant Agent) will be made for the application of this Section 6 and the interests of the Warrant Holders (including but not limited to the allocation of the Relevant Exercise Price between or among shares of classes of capital stock), to the end that this Section 6 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Relevant Exercise Price thereof) will thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable on the exercise of the Warrants.

C.
Whenever the number of shares of Common Stock or other securities purchasable on exercise of a Warrant is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable on exercise of a Warrant, as so adjusted, stating that the adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 6, and setting forth a brief statement of the facts accounting for the adjustments. Promptly after receipt of the certificate, the Company, or the Warrant Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, will not affect the legality or validity of any the adjustments under this Section 6; and provided, further, that, if appropriate, the notice may be given in advance and included as part of the notice required to be given under Section 12.

D.
In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by the consolidation or merger or the corporation which will have acquired the assets, as the case may be, will execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding will have the right thereafter (until the expiration of the Warrant) to receive, on exercise of the Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable on the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which the Warrant might have been exercised immediately prior to the consolidation, merger, sale or transfer. The supplemental warrant agreement will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection will similarly apply to successive consolidations, mergers, sales or transfers.

    The Warrant Agent will not be under any responsibility to determine the correctness of any provision contained in any supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates on the exercise of their Warrants after any consolidation, merger, sale or transfer or of any adjustment to be made, but subject to the provisions of Section 20, may accept as conclusive evidence of the correctness of any the provisions, and will be protected in relying on, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company).

E.
Irrespective of any adjustments in the number or kind of shares issuable on exercise of Warrants, Warrant Certificates issued may continue to express the price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable under this Warrant Agreement.

F.
The Company may hire a firm of independent public accountants of recognized standing, which may be the firm regularly hired by the Company, selected by the Board of Directors of the Company or the Executive Committee of the Board, and not disapproved by the Warrant Agent, to make any computation required under this Section, and a certificate signed by the firm will, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

G.
For the purpose of this Section, the term "Common Stock" will mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made under this Section, the holder of any Warrant thereafter surrendered for exercise will become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of the other shares so receivable on exercise of any Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions concerning to the Common Stock contained in this Section, and all other provisions of this Agreement, about the Common Stock, will apply on like terms to any other shares.

H.
The Company may, from time to time and to the extent permitted by law, reduce the relevant Exercise Price of the Warrants by any amount for a period of not less than 20 days. If the Company so reduces the relevant Exercise Price of the Warrants, it will give not less than 15 days' notice of the decrease, which notice may be in the form of a press release, and will take all other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

SECTION 7. EXERCISE OF WARRANTS

    Unless the Warrants have been redeemed as provided in this Section 7, the registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole at any time or in part from time to time at or prior to the close of business, on the Expiration Date, subject to the provisions of Section 9, at which time the Warrant Certificates will be and become wholly void and of no value. Warrants may be exercised by their holders or redeemed by the Company as follows:

A.
Exercise of Warrants will be accomplished on surrender of the Warrant Certificate evidencing the Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Warrant Agent at its stock transfer office in Salt Lake City, Utah, together with payment to the Company of the Relevant Exercise Price (as of the date of the surrender) of the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of the exercise. Payment of the Relevant Exercise Price and other amounts may be made by wire transfer of good funds, or by certified or bank cashier's check, payable in lawful money of the United States of America to the order of the Company. No adjustment will be made for any cash dividends, whether paid or declared, on any securities issuable on exercise of a Warrant.

B.
On receipt of a Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, accompanied by payment of the Relevant Exercise Price of the Warrants being exercised (and of an amount equal to any applicable taxes or government charges), the Warrant Agent will promptly request from the Transfer Agent the securities to be issued and deliver to or on the order of the registered holder of the Warrant Certificate, in the name or names as the registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash made available by the Company under Section 8 in respect of any fraction of a share of the securities otherwise issuable on the exercise. If the Warrant is then exercisable to purchase property other than securities, the Warrant Agent will take appropriate steps to cause the property to be delivered to or on the order of the registered holder of the Warrant Certificate. In addition, if it is required by law and on instruction by the Company, the

  Warrant Agent will deliver to each Warrant Holder a prospectus which complies with the provisions of Section 9 of the Securities Act of 1933 and the Company agrees to supply Warrant Agent with enough prospectuses to carry out that purpose.

C.
In case the registered holder of any Warrant Certificate will exercise fewer than all of the Warrants evidenced by the Warrant Certificate, the Warrant Agent will promptly countersign and deliver to the registered holder of the Warrant Certificate, or to registered holder's duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

D.
Each person in whose name any certificate for securities is issued on the exercise of Warrants will for all purposes be considered to have become the holder of record of the securities represented thereby as of, and the certificate will be dated, the date on which the Warrant Certificate was duly surrendered in proper form and payment of the Relevant Exercise Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of the surrender and payment is a date on which the stock transfer books of the Company are closed, the person will be considered to have become the record holder of the shares as of, and the certificate for the shares will be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date) and the Warrant Agent will be under no duty to deliver the certificate for the shares until the date. The Company covenants and agrees that it will not cause its stock transfer books to be closed for a period of more than 20 consecutive business days except on consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law.

SECTION 8. FRACTIONAL INTERESTS

    The Company will not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. If any fraction (calculated to the nearest one-hundredth) of a Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company will, at its option, either purchase the fraction for an amount in cash equal to the current value of the fraction computed on the basis of the closing market price (as quoted on NASDAQ) on the trading day immediately preceding the day on which the Warrant Certificate was surrendered for exercise under Section 7 or issue the required fractional Warrant or share. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities on exercise of a Warrant, except as expressly provided in this Section 8.

SECTION 9. RESERVATION OF EQUITY SECURITIES

    The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, solely for the purpose of issue on exercise of the Warrants, the number of shares of equity securities of the Company as will then be issuable on the exercise of all outstanding Warrants ("Equity Securities"). The Company covenants that all Equity Securities which will be so issuable will, on the issue, be duly authorized, validly issued, fully paid and non-assessable.

    The Company covenants that if any equity securities, required to be reserved for the purpose of issue on exercise of the Warrants hereunder, require registration with or approval of any governmental authority under any federal or state law before the shares may be issued on exercise of Warrants, the Company will use all commercially reasonable efforts to cause the securities to be duly registered, or approved, as the case may be, and, to the extent practicable, take all the action in anticipation of and prior to the exercise of the Warrants, including, without limitation, filing any and a Registration Statement on Form SB-1 or SB-2 necessary to permit a public offering of the securities underlying the Warrants at all times during the term of this Agreement, provided, however, that in no event will the securities be issued, and the Company is authorized to refuse to honor the exercise of any Warrant, if the exercise would result in the opinion of the Company's Board of Directors, on advice of counsel, in the violation of any law; and provided further that, in the case of a Warrant exercisable solely for securities listed on a securities exchange or for which there are not less than two independent market makers, in lieu of obtaining the registration or approval, the Company may elect to redeem Warrants submitted to the Warrant Agent for exercise for a price equal to the difference between the aggregate low asked price, or closing price, as the case may be, of the securities for which the Warrant is exercisable on the date of the submission and the Relevant Exercise Price of the Warrants; on redemption, the Company will pay to the holder of the Warrants the above-described redemption price in cash within 10 business days after receipt of notice from the Warrant Agent that the Warrants have been submitted for exercise.

SECTION 10. REDUCTION OF CONVERSION PRICE BELOW PAR VALUE

    Before taking any action that would cause an adjustment under Section 6 reducing the portion of the Relevant Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of the capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of the capital stock.

SECTION 11. PAYMENT OF TAXES

    The Company covenants and agrees that it will pay when due and payable all federal and state documentary stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or any shares of Common Stock or other securities on the exercise of Warrants. The Company will not, however, be required (i) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered for purchase or (ii) to issue or deliver any certificate for shares of Common Stock or other securities on the exercise of any Warrant Certificate until any tax will have been paid, all tax being payable by the holder of the Warrant Certificate at the time of surrender.

SECTION 12. NOTICE OF CERTAIN CORPORATE ACTION

    In case the Company after the date will propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each case, the Company will file with the Warrant Agent and the Company, or the Warrant Agent on its behalf, will mail (by first-class, postage prepaid mail) to all registered holders of the Warrant Certificates notice of the proposed action, which notice will specify the date on which the books of the Company will close or a record be taken for the offer of rights or options, or the date on which the reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up will take place or begin, as the case may be, and which will also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and will set forth as may be reasonably necessary to indicate any adjustments in the Relevant Exercise Price and the number or kind of shares or other securities purchasable on exercise of Warrants which will be required as a result of the action. The notice will be filed and mailed in the case of any action covered by clause (i) above, not less than ten days prior to the record date for determining holders of the Common Stock for purposes of the action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to the offering; and, in the case of any action covered by clause (ii) above, not less than 20 days prior to the earlier of the date on which the reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on the date will be entitled to exchange their shares for securities or other property deliverable on the reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

    Failure to give any notice or any defect therein will not affect the legality or validity of any transaction listed in this Section 12.

SECTION 13. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANT CERTIFICATES, ETC.

    The Warrant Agent will account promptly to the Company all Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of securities or other property through the exercise of the Warrants.

    The Warrant Agent will keep a copy of this Agreement available for inspection by Warrant Holders during normal business hours at its office. Copies of this Agreement may also be obtained on written request addressed to the Warrant Agent.

SECTION 14. WARRANT HOLDER NOT CONSIDERED A STOCKHOLDER

    No Warrant Holder, will be entitled to vote, receive dividends or be considered the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor will anything contained or in any Warrant Certificate be construed to confer on any Warrant Holder, any of the rights of a stockholder of the Company or any right to vote for the election of directors or on any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether on any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 12), or to receive dividend or subscription rights, or otherwise, until the Warrant Certificate will have been exercised under the provisions and the receipt of the Relevant Exercise Price and any other amounts payable on the exercise by the Warrant Agent.

SECTION 15. RIGHT OF ACTION

    All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by the Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

SECTION 16. AGREEMENT OF HOLDERS OF WARRANT CERTIFICATES

    Every holder of a Warrant Certificate by accepting the consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

A.
the Warrant Certificates are transferable on the registry books of the Warrant Agent only on the terms and conditions set forth in this Agreement; and

B.
the Company and the Warrant Agent may consider and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the

  Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent will be affected by any notice to the contrary.

SECTION 17. CANCELLATION OF WARRANT CERTIFICATES

    In the event that the Company will purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, the Warrant Certificate or Certificates will thereon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent will also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange. Warrant Certificates so canceled will be delivered by the Warrant Agent to the Company from time to time, or disposed of under the instructions of the Company.

SECTION 18. ABOUT THE WARRANT AGENT

    The Company agrees to pay to the Warrant Agent from time to time, on demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses, including counsel fees, and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

    Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent will be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, will be the successor to the Warrant Agent without the execution or filing of any paper or any further act on the part of any of the parties, if the corporation would be eligible for appointment as a successor warrant agent under Section 21 of this Agreement. In case at the time the successor to the Warrant Agent will succeed to the agency created by this Agreement, any of the Warrant Certificates will have been countersigned but not delivered, any successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver the Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates will not have been countersigned, any successor to the Warrant Agent may countersign the Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all the cases the Warrant Certificates will have the full force provided in the Warrant Certificates and in this Agreement.

    In case at any time the name of the Warrant Agent will be changed and when any of the Warrant Certificates will have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates will not have been countersigned, the Warrant Agent may countersign the Warrant Certificates either in its prior name or in its changed name; and in all cases the Warrant Certificates will have the full force provided in the Warrant Certificates and in this Agreement.

SECTION 20. DUTIES OF WARRANT AGENT

    The Warrant Agent undertakes the duties and obligations imposed by this Agreement on the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, will be bound:

A.
The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company or the Warrant Agent's in-house counsel), and the opinion of counsel will be complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and under the opinion; provided, however, that the Warrant Agent will have exercised reasonable care in the selection of counsel. Fees and expenses of counsel, to the extent reasonable, will be paid by the Company.

B.
Whenever in the performance of its duties under this Agreement, the Warrant Agent will consider it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, the fact or matter (unless other evidence in respect thereof be specifically prescribed) may be considered to be conclusively proved and established by a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President or the Secretary of the Company and delivered to the Warrant Agent; and the certificate will be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under this Agreement in reliance on the certificate.

C.
The Warrant Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

D.
The Warrant Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and the statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify, but all statements and recitals are and will be considered to have been made by the Company only.

E.
The Warrant Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery (except the due execution by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it be responsible for the making of any change in the number of shares of Common Stock for which a Warrant is exercisable required under Section 6 or responsible for the manner, method or amount of any change or the determining of the existence of facts that would require any adjustment or change (except for the exercise of Warrant Certificates after actual notice of any adjustment of the Relevant Exercise Price); nor will it by any act hereunder be considered to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued under this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable.

F.
The Warrant Agent will be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates will give the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative, and any action, suit or proceeding instituted by the Warrant Agent will be brought in its name as Warrant Agent, and any recovery of judgment will be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.

G.
The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing will preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

H.
The Warrant Agent is authorized and directed to accept instructions regarding the performance of its duties from a Chairman or co-Chairman of the Board or President or a Vice President or the Secretary or the Controller of the Company, and to apply to the officers for advice or instructions in connection with the Warrant Agent's duties, and it will not be liable for any action taken or suffered or omitted by it in good faith under instructions of any officer.

I.
The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

J.
The Warrant Agent may execute and exercise any of the rights or powers vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent will not be answerable or accountable for any act, default, neglect or misconduct of any attorneys, agents or employees or for any loss to the Company resulting from neglect or misconduct; provided, however, that reasonable care will have been exercised in the selection and continued employment of the attorneys, agents and employees.

K.
The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

L.
The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful conduct.

SECTION 21. CHANGE OF WARRANT AGENT

    The Warrant Agent may resign and be discharged from its duties under this Agreement on 30 days' prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent on 30 days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent will resign or be removed or will otherwise become incapable of acting, the Company will appoint a successor to the Warrant Agent and will, within 15 days following the appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company will fail to make the appointment within a period of 15 days after giving notice of the removal or after it has been notified in writing of the resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent will be vested with the powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent will deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

SECTION 22. ISSUANCE OF NEW WARRANT CERTIFICATES

    Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in the form as may be approved by its Board of Directors to reflect any adjustment or change in the Relevant Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made under the provisions of this Agreement.

SECTION 23. NOTICES

    Notice or demand under this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate will be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

        Phage Therapeutics International Inc.
        19017 120th Ave NE, Suite 102
        Bothell, Washington 98011

    Subject to the provisions of Section 21, any notice under this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent will be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

        Interwest Transfer Company, Inc.
        1981 East 4800 South, Suite 100
        Salt Lake City, Utah 84117

    Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement will be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of the holder as it will appear on the registers maintained by the Warrant Agent.

SECTION 24. MODIFICATION OF AGREEMENT

    The Warrant Agent may, without the consent or concurrence of the Warrant Holders, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that the Warrant Agent will have been advised by counsel (who may be counsel for the Company) are necessary or desirable to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error, or to make any other provisions in regard to matters or questions arising and which will not be inconsistent with the provisions of the Warrant Certificates and which will not adversely affect the interests of the Warrant Holders. As of the date, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties about this Agreement, supersedes all other agreements between the parties relating to the matters, and may be modified or amended only by a written agreement signed by both parties under the authority granted by the first sentence of this Section.

SECTION 25. SUCCESSORS

    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent will bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 26. FLORIDA CONTRACT

    This Agreement and each Warrant Certificate issued hereunder will be considered to be a contract made under the laws of the State of Florida and for all purposes will be construed under the laws of the State.

SECTION 27. TERMINATION

    This Agreement will end as of the close of business on the Expiration Date, or the earlier date on which all Warrants will have been exercised or redeemed, except that the Warrant Agent will account to the Company as to all Warrants outstanding and all cash held by it as of the close of business on the Expiration Date.

SECTION 28. BENEFITS OF THIS AGREEMENT

    Nothing in this Agreement or in the Warrant Certificates will be construed to give to any person or corporation other than the Company, the Warrant Agent, and their respective successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement will be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates.

SECTION 29. DESCRIPTIVE HEADINGS

    The descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions.

SECTION 30. COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which will be an original, but the counterparts will together constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

PHAGE THERAPEUTICS INTERNATIONAL INC.

By:	/s/ Richard C. Honour
Dr. Richard Honour
Title:	Chief Executive Officer, President, Secretary & Director
By:	/s/ Darren Pyloy
Darren Pylot
Title:	Chief Financial Officer & Director

INTERWEST TRANSFER COMPANY, INC.

By:	/s/ Kurtis D. Hughes
Kurtis Hughes
Title:	V.P.

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WARRANT AGREEMENT between PHAGE THERAPEUTICS INTERNATIONAL INC. and INTERWEST TRANSFER COMPANY, INC. Dated as of October 23, 2000